UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Form 8-K filed on March 4, 2022, Scopus BioPharma Inc. (the “Company”) received a deficiency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) on March 3, 2022 indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires listed securities to maintain a minimum Market Value of Publicly Held Shares of $15,000,000 (the “MVPHS Requirement”).

Also, as previously disclosed, the Company had scheduled a hearing with the Nasdaq Hearings Panel (the “Panel”) at which the Panel would consider the Company’s plan for regaining compliance with Nasdaq listing standards, including the MVPHS Requirement. Such hearing occurred on August 25, 2022. Subsequent to such hearing, on August 31, 2022, the Company received an additional letter from Nasdaq because the Company had not regained compliance with the MVPHS Requirement as of August 30, 2022. In anticipation of the expiration of such cure period, the Company addressed the MVPHS Requirement as part of its compliance plan during its hearing. The Panel will consider this matter in their decision regarding the Company’s continued listing on Nasdaq. Until the Panel renders a decision on the Company’s appeal, this delisting action will be stayed and the Company’s common stock will continue to be listed on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: September 2, 2022	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman